 Exhibit 99.1

ENDRA Life Sciences Renews GE Healthcare Collaboration Agreement

Supports Commercialization of TAEUS Liver Product Targeting NAFLD-NASH

ANN ARBOR, MI / ACCESSWIRE / January 15, 2020 / ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ:NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), today announced it has renewed its collaboration agreement with the GE Healthcare unit of General Electric Company, extending the agreement's term to January 2021.

"2020 is off to an exciting start and we are pleased to renew our collaboration agreement with GE Healthcare, the global leader in clinical ultrasound and ENDRA's partner since 2016," said Francois Michelon, CEO of ENDRA. "Last month we submitted the technical file for ENDRA's CE Mark review, and we are looking forward to working with GE Healthcare as we progress towards commercializing TAEUS in 2020."

Under the terms of the agreement, GE Healthcare will continue to support ENDRA's commercialization activities for its TAEUS technology for use in a fatty liver application by, among other things, facilitating introductions to GE Healthcare clinical ultrasound customers. In return for this assistance, ENDRA will afford GE Healthcare certain rights of first offer with respect to manufacturing and licensing rights for the target application. In addition to extending the agreement's term, the renewal modified the terms of these rights of first offer.

"ENDRA's technology has the potential to bring significant new capabilities to ultrasound and address unmet clinical needs in point-of-care NAFLD-NASH assessment and monitoring, which aligns with GE Healthcare's mission to increase access to high-quality, cost-effective healthcare," said Brian McEathron, GE Healthcare's Vice President and General Manager for General Imaging Ultrasound. "We're excited to bring the TAEUS fatty liver product to market and help improve patient outcomes."

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS™), a ground-breaking technology that visualizes tissue like CT or MRI, but at 50X lower cost, at the point of patient care. TAEUS is designed to work in concert with an estimated 365,000 cart-based, non-prenatal ultrasound systems in global use today. TAEUS is initially focused on the measurement of fat in the liver, as a means to assess and monitor NAFLD and NASH, chronic liver conditions that affect over 1 billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS, including visualization of tissue temperature during energy-based surgical procedures. www.endrainc.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate," or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding the timing of the commercialization of our TAEUS technology, the continuation of our agreement with GE Healthcare, expectations concerning ENDRA's ability to secure regulatory approvals; anticipated product pricing; expectations with respect to current and future partnerships, including that with GE Healthcare; estimates of the timing of future events and achievements;and expectations concerning ENDRA's business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:

MacDougall
Amanda Houlihan
(781) 235-3060
endra@macbiocom.com

SOURCE: ENDRA Life Sciences Inc.